Exhibit 99.1

Tongji Healthcare Group, Inc. Signs Agreement to Acquire Premier Social Media Influencer Firm “The Clubhouse” with over 70M Followers

LOS ANGELES, Aug. 12, 2020 (GLOBE NEWSWIRE) — via NetworkWire — Tongji Healthcare Group, Inc. (OTCMKTS:TONJ) (“Tongji” or the “Company”) is excited to announce the signing of a Share Exchange Agreement to acquire West of Hudson Group Inc. (“WOHG”), the sole and complete owner of “The Clubhouse,” a collection of content creation houses located in the scenic mansions of Southern California that houses some of the most prominent and widely followed social media influencers, together carrying an estimated base in excess of 70 million followers across all the Clubhouse influencers. WOHG is currently owned by Amir Ben-Yohanan, Chief Executive Officer; Christian Young, President and Secretary; and Simon Yu, Chief Operations Officer. Closing of the acquisition is subject to customary conditions, including the pending completion of the target’s financial audit process, which is currently expected to close in September 2020.

WOHG’s Clubhouse is an established network of four social media content creation houses (“Clubhouse BH”, “Clubhouse Next”, “Clubhouse FTB”, and “Not a Content House”) that has already received organic media coverage from the New York Times, Business Insider and Forbes.

The breadth and scale of this reach represents unique intellectual property, allowing the Clubhouse to establish lucrative deals with prominent brands through its in-house Talent Agency, Doiyen, or create and promote its own consumer brands.

“The Clubhouse provides a picturesque living environment, complete with in-house photographers and videographers, so we can maximize the depth, breadth and scale our influencers can build across popular social media platforms while having fun and just being themselves,” commented Mr. Ben-Yohanan. “Cultivating a large and committed following and then pursuing the popularization of in-house brands has demonstrated stunning recent success as a model. We would point to Kylie Jenner’s Kylie Cosmetics, which was valued at nearly $1.2 billion when it sold a controlling stake to Coty, Inc. last November. That value was built by first cultivating a broad influencer following. When this acquisition closes, we will have that value to harness.”

Management also points to a wealth of recent research affirming the growth thesis in the social media ad spend space, with Zenith recently predicting global social media ad spend to gain 20% in 2020 to reach an estimated $84 billion. According to Zenith’s data, social media advertising will account for 13% of total global ad spend and rank as the third-largest advertising channel, behind TV and paid search.

Social media ad spending surpassed print media ad spend last year for the first time ever, according to Zenith. That trend is almost universally expected to continue and even accelerate over coming years.

Mr. Ben-Yohanan added, “We have immediate plans to expand The Clubhouse to additional locations, develop new influencers and create new intellectual property and in-house consumer brands. We look forward to discussing more related details with our shareholders soon.”

About Tongji Healthcare

The Company had previously operated Tongji Hospital, a general hospital with 105 licensed beds, offering a variety of medical care treatment areas. However, with this transition, the Company will move entirely into the social media branding marketplace.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance.

Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others, such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Instagram:

theclubhousebh

clubhousenext

theclubhouseftb

notacontenthouse

TikTok:

clubhousebh

clubhousenext

clubhouseftb

notacontenthouse

Contact

Simon Yu, MBA

Phone: +1-702-479-3016

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